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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos.333-106171; 333-104479; 333-67306; 333-
100486; 333-99433; and 333-90242) and Forms S-3 (File Nos. 333-58087; 333-
50033; 333-83065; 333-45708; 333-36986 and 333-53514) of Take-Two Interactive
Software, Inc. of our report dated February 12, 2004 relating to the consolidated financial statements and financial statement schedule which is included in this Form 10- K.



/s/ PricewaterhouseCoopers LLP

New York, New York
February 12, 2004